UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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First Federal Bancshares of Arkansas, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 23, 2005

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of First Federal Bancshares of Arkansas, Inc.  The meeting will be held at First Federal Bank of Arkansas located at 1401 Highway 62-65 North, Harrison, Arkansas 72601, on Wednesday, April 27, 2005 at 10:00 a.m., Central Time.  The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person.  We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting.  This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.  For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote “FOR” each matter to be considered.

Your continued support of and interest in First Federal Bancshares of Arkansas, Inc. are sincerely appreciated.

Sincerely,

/s/ Larry J. Brandt
Larry J. Brandt
President/CEO

FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

1401 Highway 62-65 North

Harrison, Arkansas 72601

(870) 741-7641

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on April 27, 2005

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of First Federal Bancshares of Arkansas, Inc. (the “Company”) will be held at First Federal Bank of Arkansas located at 1401 Highway 62-65 North, Harrison, Arkansas 72601, on Wednesday, April 27, 2005 at 10:00 a.m., Central Time, for the following purposes, all of which are more completely set forth in the accompanying proxy statement:

(1)           To elect one director for a term of three years and until his successor is elected and qualified;

(2)                                  To ratify the appointment, by the Audit Committee of the Board of Directors, of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2005; and

(3)                                  To transact such other business as may properly come before the meeting or any adjournment thereof.  Management is not aware of any other such business.

The board of directors has fixed March 8, 2005 as the voting record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Tommy W. Richardson
Tommy W. Richardson
Secretary

Harrison, Arkansas

March 23, 2005

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING.  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN.  EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED.  IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY.  ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

April 27, 2005

This proxy statement is being furnished to holders of common stock, $.01 par value per share, of First Federal Bancshares of Arkansas, Inc. (the “Company”), the holding company of First Federal Bank of Arkansas, FA (the “Bank”).  Proxies are being solicited on behalf of the board of directors of the Company to be used at the annual meeting of stockholders to be held at First Federal Bank of Arkansas located at 1401 Highway 62-65 North, Harrison, Arkansas 72601, on April 27, 2005 at 10:00 a.m., Central Time, for the purposes set forth in the notice of annual meeting of stockholders.  This proxy statement is first being mailed to stockholders on or about March 23, 2005.

ABOUT THE ANNUAL MEETING OF STOCKHOLDERS

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the election of directors and ratification of our independent registered public accounting firm.  In addition, management will report on the performance of First Federal Bancshares of Arkansas, Inc. and respond to questions from stockholders.

Who is entitled to vote?

Only our stockholders of record as of the close of business on the record date for the meeting, March 8, 2005, are entitled to vote at the meeting.  On the record date, we had 5,073,408 shares of common stock issued and outstanding and no other class of equity securities outstanding.  For each issued and outstanding share of common stock you own on the record date, you will be entitled to one vote on each matter to be voted on at the meeting, in person or by proxy.

How do I submit my proxy?

After you have carefully read this proxy statement, indicate on your proxy form how you want your shares to be voted.  Then sign, date and mail your proxy form in the enclosed prepaid return envelope as soon as possible.  This will enable your shares to be represented and voted at the annual meeting.

If my shares are held in street name by my broker, could my broker automatically vote my shares for me?

The proposals to elect directors and to ratify the appointment of the independent registered public accounting firm are considered “discretionary” items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions.

Can I attend the meeting and vote my shares in person?

Yes.  All stockholders are invited to attend the annual meeting.  Stockholders of record can vote in person at the annual meeting.  If your shares are held in street name, then you are not the stockholder of record and you must ask your broker or other nominee how you can vote at the annual meeting.

  Can I change my vote after I return my proxy card?

Yes.  If you have not voted through your broker or other nominee, there are three ways you can change your vote or revoke your proxy after you have sent in your proxy form.

•                  First, you may send a written notice to Mr. Tommy Richardson, Corporate Secretary, First Federal Bancshares of Arkansas, Inc., P.O. Box 550, Harrison, Arkansas 72602, stating that you would like to revoke your proxy.

•                  Second, you may complete and submit a new proxy form.  Any earlier proxies will be revoked automatically.

•                  Third, you may attend the annual meeting and vote in person.  Any earlier proxy will be revoked.  However, attending the annual meeting without voting in person will not revoke your proxy.

If you have instructed a broker or other nominee to vote your shares, you must follow directions you receive from your broker or other nominee to change your vote.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum.  Proxies received but marked as abstentions will be included in the calculation of the number of votes considered to be present at the meeting.

What are the board of directors’ recommendations?

The recommendations of the board of directors are set forth under the description of each proposal in this proxy statement.  In summary, the board of directors recommends that you vote “FOR” the nominee for director described herein, and “FOR” ratification of the appointment of Deloitte & Touche LLP for the year ending December 31, 2005.

The proxy solicited hereby, if properly signed and returned to us and not revoked prior to its use, will be voted in accordance with your instructions contained in the proxy.  If no contrary instructions are given, each proxy signed and received will be voted in the manner recommended by the board of directors and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.  Proxies solicited hereby may be exercised only at the annual meeting and any adjournment of the annual meeting and will not be used for any other meeting.

What vote is required to approve each item?

Directors are elected by a plurality of the votes cast with a quorum (a majority of the outstanding shares entitled to vote represented in person or by proxy) present.  The person who receives the greatest number of votes of the holders of common stock represented in person or by proxy at the annual meeting will be elected director.  The affirmative vote of a majority of the total votes present in person or by proxy is required for approval of the proposal to ratify the appointment of the independent registered public accounting firm.

With regard to the election of directors, you may vote in favor of or withhold authority to vote for one or more nominees for director. Votes that are withheld in connection with the election of one or more nominees for director will not be counted as votes cast for such individuals and accordingly will have no effect. An abstention may be specified on the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2005.  Abstentions will have the effect of a vote against this proposal.  There are no proposals to be considered at the annual meeting which are considered “non-discretionary” and, as a result, there will be no “broker non-votes.”

INFORMATION WITH RESPECT TO NOMINEE FOR DIRECTOR,

CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

Election of Directors

The Bylaws of the Company presently provide that the board of directors shall consist of five members, and the Articles of Incorporation and Bylaws of the Company presently provide that the board of directors shall be divided into three classes as nearly equal in number as possible.  The members of each class are to be elected for a term of three years or until their successors are elected and qualified, with one class of directors to be elected annually.  A majority of the members of our board of directors are independent based on an assessment of each member’s qualifications by the board, taking into consideration the Nasdaq Stock Market’s requirements for independence.  The board of directors has concluded that Messrs. Hammerschmidt, Savells and Conner do not have any material relationships with the Company that would impair their independence.  There are no arrangements or understandings between the Company and any person pursuant to which such person has been elected a director.  Stockholders of the Company are not permitted to cumulate their votes for the election of directors.

Other than Larry J. Brandt, who is the father of Jeffrey L. Brandt and the cousin by marriage of Kenneth C. Savells, no director or executive officer of the Company is related to any other director or executive officer of the Company by blood, marriage or adoption, and the nominee currently serves as a director of the Company.

Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominee for director listed below.  If the person named as nominee should be unable or unwilling to stand for election at the time of the annual meeting, the proxies will nominate and vote for a replacement nominee recommended by the board of directors.  At this time, the board of directors knows of no reason why the nominee listed below may not be able to serve as a director if elected.  Ages are reflected as of December 31, 2004.

Nominees for Director for Three-Year Term Expiring in 2008

Name	Age	Positions Held with the Company	Director Since

Kenneth C. Savells	52	Director	2000

The board of directors recommends that you vote “FOR” the election of the above nominee for director.

Members of the Board of Directors Continuing in Office

Directors Whose Terms Expire in 2006

Name	Age	Positions Held with the Company	Director Since

Jeffrey L. Brandt	34	Senior Vice President/Regional Manager and Director	2001

John P. Hammerschmidt	82	Chairman of the Board	1966

Directors Whose Terms Expire in 2007

Name	Age	Positions Held with the Company	Director Since

Larry J. Brandt	56	President, Chief Executive Officer and Director	1979

Frank Conner	55	Director	2003

Set forth below is information with respect to the principal occupations of the above listed individuals during at least the last five years.

Larry J. Brandt.  Mr. Brandt is President, Chief Executive Officer and a director of the Company and the Bank. He became President and Managing Officer of the Bank in 1987, its Chief Operating Officer in 1984 and its Chief Executive Officer in 2001.  Mr. Brandt initially was employed by the Bank in 1973.

John P. Hammerschmidt.  Mr. Hammerschmidt is Chairman of the Board of the Company and the Bank.  He is a former United States Congressman from Arkansas (1966-1993).  Mr. Hammerschmidt also serves on the boards of directors of Dillards, Inc. and Southwestern Energy.

Kenneth C. Savells.  Since February 2003, Mr. Savells, a registered representative and investment advisor representative, has been in the insurance and investment business with securities offered through Linsco/Private Ledger.  From August 1999 to February 2003, Mr. Savells was employed as a registered representative with AXA Advisors, LLC, a registered brokerage firm located in Oklahoma City, Oklahoma.  Mr. Savells resides in Harrison, Arkansas.  Mr. Savells also previously held the position of Vice President of Management Information Services for Millbrook Distribution Services, a consumer products distribution company located in Harrison, Arkansas, where he was employed from 1981 to 1999.  Mr. Savells is also a director of the Company and the Bank.

Jeffrey L. Brandt.  Mr. Brandt is Senior Vice President/Regional Manager and a director of the Company and the Bank.  Mr. Brandt initially was employed by the Bank in 1993.

Frank Conner.  Mr. Conner has served as Vice President, Finance and Accounting and Chief Financial Officer of FedEx Freight East (formerly American Freightways, Inc.) since February 2001.  Mr. Conner previously served as a director of American Freightways from 1989 to February 2001 and held various positions with American Freightways, including serving as Executive Vice President-Finance and Accounting and Chief Financial Officer from November 1995 to February 2001.  Mr. Conner previously served thirteen years with McKesson Service Merchandise in various positions including General Manager and Chief Financial Officer.  Mr. Conner served seven years in public accounting with Peat, Marwick & Mitchell prior to joining McKesson.  Mr. Conner also serves on the board of directors of P.A.M. Transportation Services, Inc. based in Tontitown, Arkansas.  Mr. Conner has served as a director of the Company and the Bank since September 2003.

Stockholder Nominations

Article VII.D of the Company’s Articles of Incorporation governs nominations for election to the board of directors and requires all such nominations, other than those made by the board, to be made at a meeting of stockholders called for the election of directors, and only by a stockholder who has complied with the notice provisions in that section. The Articles of Incorporation set forth specific requirements with respect to stockholder nominations.  The Company did not receive any nominations with respect to the 2005 annual meeting.

Directors’ Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of the board of directors at annual meetings of stockholders, we expect that our directors will attend, absent a valid reason for not doing so.  The current board members attended the 2004 annual meeting.

Committees and Meetings of the Board of the Company and the Bank

The board of directors of the Company meets on a monthly basis and may have additional special meetings.  During the year ended December 31, 2004, the board of directors of the Company met 14 times.  No director attended fewer than 75% of the total number of board meetings or committee meetings on which he served that were held during this period.

The board of directors of the Bank met 15 times during 2004.  The Bank has established an audit committee and a compensation committee.  Both committees currently consist of Messrs. Hammerschmidt, Savells and Conner.

The board of directors of the Company has established various committees of the board, including an audit committee, a compensation committee, and a nominating and corporate governance committee.

Audit Committee.  The audit committee engages the Company’s independent registered public accounting firm and reviews with management, the internal auditor and with the independent registered public accounting firm the Company’s systems of internal control.  In addition, the committee reviews with the independent registered public accounting firm and management the annual audited financial statements (including the Form 10-K), the quarterly Form 10-Qs and monitors the Company’s adherence to generally accepted accounting principles for financial reporting.  The audit committee currently consists of Messrs. Conner (Chairman), Hammerschmidt, and Savells.

All of the members of the audit committee are independent as determined by the board of directors of the Company and as defined in the Nasdaq Stock Market’s listing standards and the regulations of the Securities and Exchange Commission  (“SEC”).  Based upon its charter, the audit committee meets a minimum of four times each year.  In 2004 the audit committee met in regular session 11 times.  The boards of directors of the Company and the Bank initially adopted an Audit Committee Charter on January 28, 2003, which was amended on February 26, 2004.  The audit committee reviews and reassesses this charter annually.  As a result of the most recent annual review, the board adopted an updated audit committee charter in January 2005, a copy of which is attached to this proxy statement as Appendix A.

The board of directors of the Company have determined that Mr. Conner, the Chairman of the audit committee, meets the requirements adopted by the SEC in 2003 for qualification as an audit committee financial expert.  An audit committee financial expert is defined as a person who has the following attributes:  (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity or accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal control over financial reporting; and (v) an understanding of audit committee functions.

The identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than those that are imposed on such person as a member of the audit committee and the board of directors in the absence of such identification.  Moreover, the identification of a person as an audit committee financial expert for purposes of the regulations of the SEC does not affect the duties, obligations or liability of any other member of the audit committee or the board of directors.  Finally, a person who is determined to be an audit committee financial expert will not be deemed an “expert” for purposes of Section 11 of the Securities Act of 1933.

Compensation Committee.  The compensation committee currently consists of Messrs. Hammerschmidt,  Savells and Conner.  The compensation committee of the board of directors determines the salary and bonus of the Company’s Chief Executive Officer.  The committee also reviews and approves the salaries and bonuses for the Company’s other officers and employees as prepared and submitted to the committee by the Company’s senior executive officers.  The report of the compensation committee with respect to compensation for the Chief Executive Officer and all other Bank officers and employees for the year ended December 31, 2004 is set forth in this proxy statement under “Report of the Compensation Committee.”  The compensation committee met five times in 2004.  All the current members of the committee are independent within the meaning of the listing standards of the Nasdaq Stock Market.

Nominating and Corporate Governance Committee.  The Company established a nominating and corporate governance committee in February 2004 to evaluate and make recommendations to the board of directors for the election of directors.  Currently, the members of this committee are Messrs. Hammershchmidt, Savells and Conner.  Each of these persons is independent within the meaning of the rules of the Nasdaq Stock Market.  The nominating and corporate governance committee operates pursuant to a written charter, which can be viewed on our website at www.ffbh.com.  The nominating and corporate governance committee met four times in 2004 in connection with nominations for director for the annual meeting and corporate governance matters.  In addition, the committee met in February 2005 in connection with nominations for director for the upcoming annual meeting.

The nominating and corporate governance committee considers candidates for director suggested by its members and other directors, as well as management and stockholders.  The nominating and corporate governance committee also may solicit prospective nominees identified by it.  A stockholder who desires to recommend a prospective nominee for the board should notify the Company’s Secretary or any member of the nominating and corporate governance committee in writing with supporting material the shareholder considers appropriate.  The nominating and corporate governance committee also considers whether to nominate any person nominated pursuant to the provision of the Company’s Articles of Incorporation relating to stockholder nominations, which is described under “Stockholder Nominations.”  The nominating and corporate governance committee has the authority and ability to retain a search firm to identify or evaluate potential nominees if it so desires.

The charter of the nominating and corporate governance committee sets forth certain criteria the committee may consider when recommending individuals for nomination as director including: (a) ensuring that the board of directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as a “financial expert,” as that term is defined by the rules of the SEC), local or community ties and (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with our business and industry, independence of thought and an ability to work collegially.  The committee also may consider the extent to which the candidate would fill a present need on the board of directors.

Once the nominating and corporate governance committee has identified a prospective nominee, the committee makes an initial determination as to whether to conduct a full evaluation of the candidate.  This initial determination is based on the information provided to the committee with the recommendation of the prospective candidate, as well as the committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others.

Executive Officers Who Are Not Directors

Set forth below is information with respect to the principal occupations during at least the last five years for the current executive officers of the Company and the Bank who do not serve as a director.  All executive officers of the Company are elected annually by the board of directors and serve at the discretion of the board.  There are no arrangements or understandings between the executive officer and the Company and any person pursuant to which such person has been selected an officer.  Ages are reflected as of December 31, 2004.

Tommy W. Richardson, age 47.  Mr. Richardson is the Executive Vice President, Chief Operating Officer and Corporate Secretary.  He became Chief Operating Officer and Corporate Secretary in 2002, Executive Vice President for the Bank in 2001, and Chief Financial Officer for the Bank in 1993.  Mr. Richardson initially was employed by the Bank in 1984.

Sherri R. Billings, age 47.  Mrs. Billings is the Executive Vice President and Chief Financial Officer.  She became Executive Vice President/Chief Financial Officer in 2002, Senior Vice President for the Bank in 1993, and Treasurer in 1986.  Mrs. Billings initially was employed by the Bank in 1979.

Ross Mallioux, age 42.  Mr. Mallioux was promoted to Executive Vice President, Chief Lending Officer and Regional Manager in January 2002.  He became a Senior Vice President in 1994, and initially was employed by the Bank in 1984.

Scott H. Tennyson, age 43.  Mr. Tennyson was promoted to Executive Vice President and Chief Retail Officer in January 2002.  He became a Senior Vice President for the Bank in 1994, its Corporate Loan Manager in 1996 and initially was employed by the Bank in 1983.

Code of Ethics for Executive Officers and Financial Professionals

The board of directors has adopted a code of ethics for the Bank’s executive officers, including the chief executive officer and the chief financial officer, and financial professionals.  These officers are expected to adhere at all times to this code of ethics. Failure to comply with this code of ethics is a serious offense and will result in appropriate disciplinary action.  We have posted this code of ethics on our website at www.ffbh.com.

We will disclose on our website at www.ffbh.com, to the extent and in the manner permitted by Item 5.05 of Form 8-K under Section 13 of the Exchange Act, the nature of any amendment to this code of ethics (other than technical, administrative, or other non-substantive amendments), our approval of any material departure from a provision of this code of ethics, and our failure to take action within a reasonable period of time regarding any material departure from a provision of this code of ethics that has been made known to any of the executive officers noted above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), requires the Company’s officers and directors, and persons who own more than 10% of the Company’s common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.  The Company knows of no person, other than the Company’s Employee Stock Ownership Plan, who owns 10% or more of the Company’s common stock.

Based solely on review of the copies of such forms furnished to the Company, or written representations from its officers and directors, the Company believes that during, and with respect to, the year ended December 31, 2004, the Company’s officers and directors satisfied the reporting requirements promulgated under Section 16(a) of the 1934 Act.

BENEFICIAL OWNERSHIP OF COMMON STOCK

BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth, as of the voting record date, certain information as to the common stock beneficially owned by (i) each person or entity, including any “group” as that term is used in Section 13(d)(3) of the 1934 Act, who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) the directors of the Company, (iii) those executive officers of the Company whose salary and bonus exceeded $100,000 in 2004, and (iv) all directors and executive officers of the Company and the Bank as a group.

	Common Stock Beneficially Owned as of March 8, 2005(1)
Name of Beneficial Owner	No.		%

First Federal Bancshares of Arkansas, Inc. Employee Stock Ownership Trust 1401 Highway 62-65 North Harrison, Arkansas 72601	704,100	(2)	13.9%

Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	350,500	(3)	6.9

First Manhattan Co. 437 Madison Avenue New York, New York 10002	449,900	(3)	8.9

Directors:
Larry J. Brandt	388,257	(4)	7.5
John P. Hammerschmidt	62,154	(5)	1.2
Kenneth C. Savells	12,349	(6)		*
Jeffrey L. Brandt	96,040	(7)	1.9
Frank Conner	2,000	(8)		*

Certain other executive officers:
Tommy W. Richardson	112,139	(9)	2.2
Sherri R. Billings	111,087	(10)	2.2
Ross Mallioux	82,206	(11)	1.6
Scott H. Tennyson	49,932	(12)	1.0

All directors and executive officers of the Company and the Bank as a group (9 persons)	877,468	(13)	16.4

*              Represents less than 1% of the outstanding Common Stock.

(1)                                  Based upon information provided by the respective beneficial owners and filings with the SEC made pursuant to the 1934 Act.  For purposes of this table, pursuant to rules promulgated under the 1934 Act, an individual is considered to beneficially own shares of common stock if he or she directly or indirectly has or shares (1) voting power, which includes the power to vote or to direct the voting of the shares, or (2) investment power, which includes the power to dispose or direct the disposition of the shares.  Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares.

(Footnotes continued on following page)

(2)                                  The First Federal Bancshares of Arkansas, Inc. Employee Stock Ownership Trust (“Trust”) was established pursuant to the First Federal Bancshares of Arkansas, Inc. Employee Stock Ownership Plan (“ESOP”) by an agreement between the Bank and trustees of the ESOP.  Messrs. Brandt and Richardson and Mrs. Billings, director and/or officers of the Company and the Bank, currently serve as trustees of the ESOP (“Trustees”).  As of the voting record date, 600,091 shares held in the Trust had been allocated to the accounts of participating employees.  The Trustees must vote the allocated shares held in the ESOP in accordance with the instructions of the participating employees.  Under the terms of the ESOP, unallocated shares held in the ESOP will be voted by the ESOP Trustees in the same proportion for and against proposals to stockholders of the Company as participating employees actually vote shares of common stock which have been allocated to their accounts.  The amount of common stock beneficially owned by directors who serve as trustees of the ESOP and by all directors and executive officers as a group does not include the unallocated shares held by the Trust.

(3)                                  Based on filings made with the SEC as of December 31, 2004.

(4)                                  Includes 63,198 shares held jointly with Mr. Brandt’s spouse, 8,300 shares held jointly with Mr. Brandt’s children, 67,000 shares held individually by Mr. Brandt’s spouse, 28,496 shares held in a limited liability corporation of which Mr. Brandt’s spouse has a 23.4% ownership interest, 31,475 shares held in Mr. Brandt’s account in the ESOP, 4,000 shares which may be acquired by Mr. Brandt’s spouse pursuant to the exercise of stock options exercisable within 60 days of the voting record date and 96,076 shares which may be acquired by Mr. Brandt pursuant to the exercise of stock options exercisable within 60 days of the voting record date.

(5)                                  Includes 30,616 shares held jointly with Mr. Hammerschmidt’s spouse, 5,000 shares held by a company owned by Mr. Hammerschmidt, and 26,538 shares which may be acquired pursuant to the exercise of stock options exercisable within 60 days of the voting record date.

(6)                                  Includes 2,760 shares held jointly with Mr. Savells’ spouse and 4,548 shares held by Mr. Savells’ spouse as custodian for their children.

(7)                                  Includes 6,200 shares held jointly with Mr. Brandt’s father, 4,000 shares held jointly with Mr. Brandt’s mother, 28,496 shares held in a limited liability corporation of which Mr. Brandt has a 14.24% interest, 10,344 shares held in Mr. Brandt’s account in the ESOP, and 6,000 shares which may be acquired pursuant to the exercise of stock options exercisable within 60 days of the voting record date.

(8)                                  Includes 2,000 shares held jointly with Mr. Conner’s spouse.

(9)                                  Includes 28,984 shares held jointly by Mr. Richardson and his spouse as co-trustees for a trust for their benefit, 28,489 shares held in Mr. Richardson’s account in the ESOP, and 53,076 shares which may be acquired pursuant to the exercise of stock options exercisable within 60 days of the voting record date.

(10)                            Includes 18,915 shares held jointly with Mrs. Billings’ spouse, 17,715 shares held individually by Mrs. Billings’ spouse, 2,000 shares held by Mrs. Billings as custodian for her children, 28,379 shares held in Mrs. Billings’ account in the ESOP, and 44,076 shares which may be acquired pursuant to the exercise of stock options exercisable within 60 days of the voting record date.

(11)                            Includes 18,807 shares held in Mr. Mallioux’s account in the ESOP, 6,000 shares held in the Company’s Recognition and Retention Plan granted to Mr. Mallioux and not yet vested which may be voted by Mr. Mallioux, and 38,650 shares which may be acquired pursuant to the exercise of stock options exercisable within 60 days of the voting record date.

(Footnotes continued on following page)

(12)                            Includes 13,198 shares held jointly with Mr. Tennyson’s spouse, 400 shares held by Mr. Tennyson’s spouse as custodian for their children, 1,600 shares held jointly with Mr. Tennyson’s grandparent, 15,532 shares held in Mr. Tennyson’s account in the ESOP, and 19,200 shares which may be acquired pursuant to the exercise of stock options exercisable within 60 days of the voting record date.

(13)                            Includes 133,026 shares allocated to the accounts of executive officers as a group in the ESOP and 287,616 shares which may be acquired by all directors and executive officers as a group upon the exercise of stock options exercisable within 60 days of the voting record date.

Equity-Based Compensation Plans

The Company adopted a Stock Option Plan and a Management Recognition and Retention Plan in 1997.  Stockholders of the Company approved both compensation plans.

Set forth below is certain information as of December 31, 2004 regarding equity-based compensation plans for directors and officers of the Company.

	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price	Number of securities remaining available for future issuance
Equity Compensation Plans
Approved by Stockholders:
Management Recognition and Retention Plan	N/A	N/A	10,612
Stock Option Plan	629,724	$9.82	540

Equity Compensation Plans Not Approved by Stockholders	—	—	—

Total	629,724	$9.82	11,152

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth a summary of certain information concerning the compensation paid by the Bank for services rendered in all capacities during the years ended December 31, 2004, 2003 and 2002 to the Chief Executive Officer of the Bank and the other executive officers of the Bank whose salary plus bonus exceeded $100,000 during 2004.

				Long Term Compensation
		Annual Compensation(1)		Awards		Payouts
Name and Principal Position	Year	Salary(2)	Bonus	Stock Grants(3)	Number of Options	LTIP Payouts	All Other Compensation(4)

Larry J. Brandt	2004	$304,800	$25,000	—	—	—	$57,051
Chief Executive	2003	$303,600	$19,280	—	—	—	$54,338
Officer and President	2002	$284,400	$25,368	—	—	—	$42,545

Tommy W. Richardson	2004	$197,400	$17,500	—	—	—	$57,051
Executive Vice	2003	$188,400	$13,259	—	—	—	$52,098
President and Chief	2002	$169,200	$15,221	—	—	—	$37,553
Operating Officer

Sherri R. Billings	2004	$175,800	$17,000	—	—	—	$57,051
Executive Vice	2003	$168,000	$11,669	—	—	—	$51,315
President and Chief	2002	$150,000	$14,713	—	—	—	$36,943
Financial Officer

Ross Mallioux	2004	$150,600	$15,000		—	—	$56,714
Executive Vice	2003	$144,000	$12,245	$133,650	—	—	$49,802
President and Chief	2002	$126,000	$13,191	—	—	—	$28,196
Lending Officer

Scott H. Tennyson	2004	$99,600	$8,000	—	—	—	$57,048
Executive Vice	2003	$97,200	$6,088	—	—	—	$40,540
President and Chief	2002	$90,000	$7,896	—	—	—	$20,676
Retail Officer

(1)                                  Does not include amounts attributable to miscellaneous benefits received by the named executive officers.  In the opinion of management of the Company, the costs to the Company of providing such benefits to the named executive officer during the indicated periods did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.

(2)                                  Includes director’s fees from the Company and the Bank with respect to Mr. Brandt.  Also includes fees for Mr. Richardson for acting as Corporate Secretary.

(3)                                  Represents the grant of shares of restricted common stock pursuant to the Recognition and Retention Plan, which had the indicated value at the date of grant and had a fair market value of $225,200 at December 31, 2004.  Twenty percent of the shares awarded vested immediately upon grant and 20% vest each year over four years commencing one year from April 30, 2003.

(4)                                  Consists of amounts allocated pursuant to the ESOP based on the market price per share on the allocation date of December 31, 2004, 2003, and 2002.

Directors’ Fees

Members of the board of directors of the Bank currently receive $1,500 per month.  During 2004, members of the board received $1,400 per month.  The Chairman of the Board receives an additional $200 per month for serving in such capacity.  Directors receive the normal monthly payment regardless of attendance.  Members of the board serving on committees do not receive any additional compensation for serving on such committees.  Members of the board of directors of the Company receive $500 per month.  The Chairman of the Board receives an additional $100 per month for serving in such capacity.

Employment Agreements

Currently, the Company and the Bank (the “Employers”) have an employment agreement with Larry J. Brandt, the Company’s and the Bank’s Chief Executive Officer and President, Tommy W. Richardson, the Company’s and the Bank’s Executive Vice President and Chief Operating Officer, and Sherri R. Billings, the Company’s and the Bank’s Executive Vice President and Chief Financial Officer (the “Executives”).  The Employers have agreed to employ the Executives for a term of three years, in each case in their current respective positions.  The employment agreements are reviewed annually by the boards of directors of the Employers, and the term of the Executives’ employment agreements are extended each year for a successive additional one-year period upon approval of the Employers’ board of directors, unless either party elects, not less than 30 days prior to the annual anniversary date, not to extend the employment term.

Each of the employment agreements are terminable with or without cause by the Employers.  The officer has no right to compensation or other benefits pursuant to the employment agreement for any period after voluntary termination or termination by the Employers for cause, disability or retirement.  The agreements provide for certain benefits in the event of the Executives’ death.  In the event that (i) the officer terminates his employment because of failure of the Employers to comply with any material provision of the employment agreement or the Employers change the officers’ title or duties or (ii) the employment agreement is terminated by the Employers other than for cause, disability, retirement or death or by the officer as a result of certain adverse actions which are taken with respect to the officer’s employment following a change in control of the Company, as defined below, the officer will be entitled to a cash severance amount equal to 3.0 times the officer’s average annual compensation, as defined in the agreement, over the most recent five taxable years.

A change in control is generally defined in the employment agreements to include any change in control of the Company required to be reported under the federal securities laws, as well as (i) the acquisition by any person of 25% or more of the Company’s outstanding voting securities and (ii) a change in a majority of the directors of the Company during any two-year period without the approval of at least two-thirds of the persons who were directors of the Company at the beginning of such period.

Each employment agreement provides that in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), then such payments and benefits received thereunder shall be reduced, in the manner determined by the Executive, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits being non-deductible by the Employers for federal income tax purposes.  Excess parachute payments generally are payments in excess of three times the recipient’s average annual compensation from the employer includable in the recipient’s gross income during the most recent five taxable years ending before the date on which a change in control of the employer occurred.  Recipients of excess parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are not deductible by the employer as compensation expense for federal income tax purposes.

Although the above-described employment agreements could increase the cost of any acquisition of control of the Company, management of the Company does not believe that the terms thereof would have a significant anti-takeover effect.

Change in Control Agreements

The Company and the Bank entered into a change in control severance agreement with Ross Mallioux, the Bank’s Executive Vice President and Chief Lending Officer and Scott H. Tennyson, the Bank’s Executive Vice President and Chief Retail Officer.

Each agreement provides for a three-year term, and subject to satisfactory performance reviews, shall extend, subject to board of director approval, on each anniversary date for an additional year so that the remaining term will be three years, unless the board of directors of the Company or the Bank or the executive provides contrary written notice to the other not less than 30 days in advance of such anniversary date.  Each agreement provides for payments in the event that certain adverse actions are taken with respect to the executive’s employment subsequent to a change in control in an amount equal to three times the executive’s annual compensation, as defined.

Benefits

Retirement Plan.  The Bank has a defined benefit pension plan (“Retirement Plan”) for all full time employees who have attained the age of 21 years and have completed one year of service with the Bank.  In general, the Retirement Plan provides for annual benefits payable monthly upon retirement at age 65 in an amount equal to 1.5% of an employee’s career average annual salary during benefit service (“Career Average Compensation”) multiplied by his number of years of service.  The Retirement Plan benefit percent of salary was reduced from 2% to 1.5% during the year 2001.  Retirement benefits were based on an employee’s average annual salary for the five consecutive years of highest salary during benefit service prior to February 2001.  Under the Retirement Plan, an employee’s benefits are fully vested after five years of service.  A year of service is any year in which an employee works a minimum of 1,000 hours.  Members who have reached age 65 are automatically 100% vested, regardless of completed years of employment.  The Retirement Plan also provides for an early retirement option with reduced benefits.  The Retirement Plan also provides for death benefits depending on the age of the participant and the years of service.  Death benefits are paid in a lump sum distribution.  For the year ended December 31, 2004, net pension expense was approximately $358,000.

The following table illustrates annual pension benefits for retirement at age 65 under various levels of compensation and years of service.  The figures in the table assume that the Retirement Plan continues in its present form and that the participants elect a straight life annuity form of benefit with a twelve year certain death benefit.

Career Average Compensation	15 Years of Service	20 Years of Service	25 Years of Service	30 Years of Service	35 Years of Service
$80,000	$18,000	$24,000	$30,000	$36,000	$42,000
90,000	20,250	27,000	33,750	40,500	47,250
100,000	22,500	30,000	37,500	45,000	52,500
110,000	24,750	33,000	41,250	49,500	57,750
120,000	27,000	36,000	45,000	54,000	63,000
140,000	31,500	42,000	52,500	63,000	73,500
160,000	36,000	48,000	60,000	72,000	84,000
180,000	40,500	54,000	67,500	81,000	94,500
200,000	45,000	60,000	75,000	90,000	105,000
220,000	49,500	66,000	82,500	99,000	115,500

The maximum annual compensation which may be taken into account under the Code (as adjusted from time to time by the Internal Revenue Service) for calculating contributions under qualified defined benefit plans currently is $205,000 and the maximum annual benefit permitted under such plans currently is $150,000.

At December 31, 2004, Messrs. Brandt, Richardson, Mallioux, Tennyson and Mrs. Billings had 31, 20, 20, 20, and 23 years, respectively, of credited service under the Retirement Plan.

Stock Options

No stock options were granted to the named executive officers during 2004.

The following table sets forth certain information concerning exercises of stock options by the named executive officers during the year ended December 31, 2004 and stock options held at December 31, 2004.

Aggregated Option Exercise in Last Fiscal Year
and Year End Option Values

	Shares Acquired on	Value	Number of Unexercised Options at Year End		Value of Unexercised Options at Year End(1)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Larry J. Brandt	9,000	$99,655	102,076	—	$1,316,270	$—
Tommy W. Richardson	25,000	280,625	78,076	—	1,006,790	$—
Sherri R. Billings	44,000	493,960	59,076	—	761,785	$—
Ross Mallioux	12,888	130,491	38,650	—	498,392	$—
Scott H. Tennyson	12,538	145,551	25,000	—	322,375	$—

(1)                                  Based on a per share market price of $22.52 at December 31, 2004 and an exercise price of $9.625.

Compensation Committee Interlocks and Insider Participation

No member of the committee was a former or current full-time officer or employee of the Bank or the Company.

Report of the Compensation Committee

The purpose of the committee is to assist the Company and the Bank in attracting and retaining qualified management, motivating executives to achieve performance goals as outlined in the Bank’s business plan and to ensure that executive compensation is related to and supports the Company’s overall objective of enhancing stockholder value.

In order to establish base salary levels and to determine an annual cash bonus for the Bank’s Chief Executive Officer, the compensation committee considered the financial performance of the Bank, including net income of the Bank and various financial ratios.  The committee also considered the responsibilities related to being a public company. Competitive compensation information for all executive officers were provided to the committee by a human resources consultant.  The compensation committee reviews and approves such salary increases and bonuses as recommended by the executive officers for Bank officers and employees. Further, with respect to the Bank’s other executive officers, the committee reviewed and approved the salary increases and bonuses as submitted by the Bank’s Chief Executive Officer.

Based upon the above factors, the Committee increased Mr. Brandt’s base salary by approximately $18,000 or 6.4% for 2005 and Mr. Brandt was awarded a cash bonus of $25,000 for his service during 2004.

John P. Hammerschmidt, Chairman

Kenneth C. Savells, Director

Frank Conner, Director

TRANSACTIONS WITH CERTAIN RELATED PERSONS

The Bank’s policy provides that all loans made by the Bank to its directors and officers and their immediate families and related business interests are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons.  The Bank’s policy provides that such loans may not involve more than the normal risk of collectibility or present other unfavorable features. All such loans were made by the Bank in accordance with the aforementioned policy.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the board of directors appointed Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”), as the independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2005.  The audit committee considered the compatibility of the non-audit services provided to the Company by Deloitte Entities in 2004 described below on the independence of Deloitte Entities from the Company in evaluating whether to appoint Deloitte Entities to perform the audit of the Company’s financial statements for the year ending December 31, 2005.

The following table sets forth the aggregate fees paid by us to Deloitte Entities for professional services rendered by Deloitte Entities in connection with the audit of the Company’s consolidated financial statements for 2004 and 2003, as well as the fees paid by us to Deloitte Entities for audit-related services, tax services and all other services rendered by Deloitte Entities to us during 2004 and 2003.

	Year Ended December 31,
	2004	2003
Audit fees (1)	$286,000	$180,230
Audit-related fees (2)	12,000	11,500
Tax fees (3)	—	18,500
All other fees (4)	1,500	1,500
Total	$299,500	$211,730

(1)                                  Audit fees consist of fees incurred in connection with the audit of our annual financial statements and the review of the interim financial statements included in our quarterly reports filed with the SEC.

(2)                                  Audit-related fees consist of fees incurred in connection with audits of the financial statements of the Company’s ESOP.

(3)                                  Tax fees for 2003 consist of fees incurred in connection with tax planning, tax compliance and tax consulting services.  For 2004, the Company engaged another firm for such tax services.

(4)                                  All other fees are related to online subscription renewals.

The audit committee selects the Company’s independent registered public accounting firm and separately pre-approves all audit services to be provided by it to the Company.  The audit committee also reviews and separately pre-approves all audit-related, tax and all other services rendered by our independent registered public accounting firm in accordance with the audit committee’s charter and policy on pre-approval of audit-related, tax and other services.  In its review of these services and related fees and terms, the audit committee considers, among other things, the possible effect of the performance of such services on the independence of our independent registered public accounting firm.

Since, May 6, 2003, the effective date of SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each new engagement of Deloitte Entities was approved in advance by the audit committee, and none of those engagements made use of the de minimus exception to pre-approval contained in the SEC’s rules.

Report of the Audit Committee

The audit committee has reviewed and discussed the audited financial statements with management.  The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 “Communication with Audit Committees,” as may be modified or supplemented. The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent registered public accounting firm, the independent registered public accounting firm’s independence.  Based on the review and discussions referred to above in this report, the audit committee recommended to the board of directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.

Frank Conner, Audit Committee Chairman
John P. Hammerschmidt, Director
Kenneth C. Savells, Director

Performance Graph

The following graph demonstrates comparison of the cumulative total returns for the common stock of the Company, the SNL Securities $500 million to $1 Billion Thrift Asset Size Index, and the Nasdaq Stock Market Index since the close of trading of the Company’s common stock on December 31, 1999.  The graph represents $100 invested in the Company’s common stock at $7.91 per share, the closing price per share as of December 31, 1999, adjusted for the December 31, 2003 two-for-one stock split.  The cumulative total returns do include the payment of dividends by the Company.

	Period Ending
Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
First Federal Bancshares of Arkansas, Inc.	100.00	123.08	152.17	171.62	282.98	317.10
NASDAQ Composite	100.00	60.82	48.16	33.11	49.93	54.49
SNL $500M-$1B Thrift Index	100.00	114.11	160.10	224.29	319.35	353.25

Source : SNL Financial LC, Charlottesville, VA

© 2005

RATIFICATION OF APPOINTMENT OF AUDITORS

The audit committee of the Company has appointed Deloitte & Touche LLP, independent registered public accounting firm, to perform the audit of the Company’s financial statements for the year ending December 31, 2005, and further directed that the selection of the independent registered public accounting firm be submitted for ratification by the stockholders at the annual meeting.

The Company has been advised by Deloitte & Touche LLP that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent registered public accounting firms and clients.  Deloitte & Touche LLP will have one or more representatives at the annual meeting who will have an opportunity to make a statement, if they so desire, and who will be available to respond to appropriate questions.

The board of directors recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2005.

STOCKHOLDER PROPOSALS AND STOCKHOLDER COMMUNICATIONS

WITH THE BOARD OF DIRECTORS

Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which is scheduled to be held in April 2006, must be received at the principal executive offices of the Company, P.O. Box 550, Harrison, Arkansas 72602 Attention:  Tommy Richardson, Secretary, no later than November 24, 2005.  If such proposal is in compliance with all of the requirements of Rule 14a-8 under the 1934 Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders.  It is urged that any such proposals be sent by certified mail, return receipt requested.

Stockholder proposals which are not submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article IX.B. of the Company’s Articles of Incorporation, which provides that to be properly brought before an annual meeting, business must be (a) properly brought before the meeting by or at the direction of the board of directors or (b) otherwise properly brought before the meeting by a stockholder.  For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company.  To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company, or not later than January 28, 2006 in connection with the next annual meeting of stockholders of the Company. A stockholder’s notice must set forth, as to each matter the stockholder proposes to bring before an annual meeting, (a) a brief description of the business desired to be brought before the annual meeting and (b) certain other information set forth in the Articles of Incorporation.  No stockholder proposals have been received by the Company in connection with the annual meeting.

The board of directors has adopted a process by which stockholders may communicate directly with members of the board.  Stockholders who wish to communicate with the board may do so by sending written communications addressed to the board of directors, c/o Tommy Richardson, Corporate Secretary, First Federal Bancshares of Arkansas, Inc., P.O. Box 550, Harrison, Arkansas 72602.

ANNUAL REPORTS AND FINANCIAL STATEMENTS

A copy of the Company’s Annual Report to Stockholders for the year ended December 31, 2004 accompanies this Proxy Statement.  Such annual report is not part of the proxy solicitation materials.

Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of the Company’s Annual Report on Form 10-K for 2004 without exhibits required to be filed under the 1934 Act.  Such written requests should be directed to Tommy Richardson, Secretary, First Federal Bancshares of Arkansas, Inc., P.O. Box 550, Harrison, Arkansas 72602.  The Form 10-K is not part of the proxy solicitation materials.

OTHER MATTERS

Each proxy solicited hereby also confers discretionary authority on the board of directors of the Company to vote the proxy with respect to the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the annual meeting.  Management is not aware of any business that may properly come before the annual meeting other than the matters described above in this proxy statement.  However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

The cost of the solicitation of proxies will be borne by the Company.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company’s common stock.  In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

YOUR VOTE IS IMPORTANT!  WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT TODAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

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Appendix A

CHARTER OF THE AUDIT COMMITTEE OF THE BOARDS OF DIRECTORS
OF FIRST FEDERAL BANK OF ARKANSAS, FA
AND FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

The Audit Committee (“Committee”) is appointed by the Board of Directors of First Federal Bank of Arkansas, FA, (“the Bank”) and the Board of Directors of First Federal Bancshares of Arkansas, Inc. (“the Company”) to assist the Boards in monitoring 1) the integrity of the financial statements of the Bank consolidated with the Company, 2) the external audit firm’s qualifications and independence, 3) the performance of the internal audit function and external auditors and 4) the compliance by the Bank and the Company with legal and regulatory requirements.  The Committee will operate and conduct its affairs based upon the following guidelines:

COMPOSITION:

The Committee shall consist of a minimum of three independent directors as such independence is defined for Committee members by the NASDAQ’s listing standards and the Securities Exchange Act of 1934, as amended and the rules thereunder.  All members of the Committee shall have sufficient financial experience and ability to enable them to discharge their responsibilities including the ability to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement.  At least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication.

The Committee will elect one of its members to serve as Chairperson of the Committee until such time as any change is made in the members on the Committee or until specific action on the part of the Committee changes such designation.  Any time there is a change in the membership of the Committee, the existing Chairperson will be reappointed by the Committee or a new Chairperson will be elected.  This Director will preside over the meetings of the Committee and serve as the primary contact person for the Director of Internal Audit and the external audit firm.

GOVERNANCE RESPONSIBILITIES:

The primary function of the Committee is to assist the Boards of Directors in fulfilling their oversight responsibilities by:

Reviewing and assessing the adequacy of this charter on at least an annual basis and making recommendation to the full Boards for approval of any proposed changes.

Managing both the external and internal audit process:

External -

The Committee will be responsible for ensuring the external auditor’s independence from the Bank and the Company.  This will be accomplished by 1) reviewing and confirming the external audit firm’s letter of independence in conformity with IASB Statement #1 and 2) separately reviewing and approving all services to be provided by the external auditors and the fees related to the rendering of those services prior to those services being rendered.  After pre-approval the external audit firm will report on all such engagements performed on behalf of the Bank and the Company directly to the Audit Committee.

In addition, the Committee will review and evaluate the external audit firm’s lead partner as well as the firm’s internal quality control procedures.  At least annually, the Committee will also obtain and review the audit firm’s most recent internal or peer review report of its adherence to industry standard quality practices and procedures.

Internal –

This will include overseeing and administering the internal audit function of the Bank and the Company.  In order to maintain the independence of the internal audit function, the Committee will have sole discretion over the employment of the Director of Internal Audit and will manage the Internal Audit Plan of the Bank and Company.  The Committee will meet with the Director of Internal Audit on a regular basis and will make a report to the full Boards of Directors of any significant findings of the Committee.

Establishing procedures for the receipt, retention and confidential treatment of complaints received by the Bank or the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.  These procedures will be communicated to all employees on at least an annual basis.

Pre-approving all related party transactions. A related party is any person or entity who can exercise control or significant influence over another party, to the extent that one of the parties may be prevented from pursuing its own separate interests.

Discussing with the external auditors the matters required to be discussed by Statement of Auditing Standards No. 61 (as amended) relating to the conduct of the annual financial statement audit.

Recommending to the Boards policies for the hiring of employees or former employees of the Company’s external audit firm who participated in any capacity in the audit of the Company’s financial statements.

Advising the Boards with respect to the Bank’s policies and procedures regarding compliance with applicable laws and regulations and with the Bank’s and Company’s Codes of Conduct.

FINANCIAL REPORTING INTEGRITY:

It will be the responsibility of this Committee to select and engage a qualified, independent, external auditing firm to examine the accounting and operating records of the Company for the purpose of expressing an opinion on the annual financial statements of the Bank consolidated with the Company. The Committee will confer with appropriate representatives of the external audit firm on at least a quarterly basis and will make a report to the full Boards of Directors of any significant findings of the Committee.

The Committee may also meet with management, the Chief Financial Officer, the Treasurer, Compliance Officers, External Auditors and the Director of Internal Audit on an as needed basis.

The Committee will review the Bank’s and Company’s financial information, including discussing the results of the external auditor’s review of the quarterly financial statements and any other information which will be provided to the shareholders and others as well as the financial and reporting process in general.  The Committee will review the quarterly Press Release individually as a part of the Holding Company’s standard public disclosure process. Annually, the Committee will review and discuss with the external auditors and the appropriate levels of management, as needed, the annual audited financial statements, including disclosures made in Management’s Discussion and Analysis, and recommend to the Boards whether the audited financial statements should be included in the Company’s Form 10-K.

The Committee will monitor the ongoing review of the Bank’s and Company’s systems of internal controls to ensure an adequate internal control structure is in place and functioning properly within the various operating systems of the Bank and the Company.

The Committee will discuss with management and the external auditors significant financial reporting issues and judgments made in connection with the preparation of the Company’s consolidated financial statements, including any significant change in the selection or application of accounting principles, any major issues as to the adequacy of internal controls and any special steps adopted in light of any identified material control deficiencies.

The Committee will review and discuss with the external auditors any written communications between the audit firm and the Bank or Company, such as any Management Letter or schedule of unadjusted differences.  The aggregate of all unposted audit adjustments will be reviewed by the Committee and discussed with the external auditors.

The Committee will have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors.  The Bank or the Company will provide appropriate funding, as determined by the Committee, for payment or compensation to the external audit firm for the purpose of rendering or issuing an audit report or to any advisor employed by the Committee.

LIMITATION OF THE AUDIT COMMITTEE’S ROLE

While the Audit Committee has the responsibilities and powers as set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete, accurate and in accordance with generally accepted accounting principles and applicable rules and regulations.  These are the responsibilities of management and the external audit firm.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST FEDERAL BANCSHARES OF ARKANSAS, INC. (“COMPANY”) FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 27, 2005 AND AT ANY ADJOURNMENT THEREOF.

The undersigned, being a stockholder of the Company as of March 8, 2005, hereby authorizes the Board of Directors of the Company or any successors thereto as proxies with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at First Federal Bank, 1401 Highway 62-65 North, Harrison, Arkansas 72601, on Wednesday, April 27, 2005 at 10:00 a.m., Central Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

		For	With- hold
1. ELECTION OF DIRECTORS		☐	☐

Nominee for a three-year term:	Kenneth C. Savells

2.	PROPOSAL to ratify the appointment by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2005.	For	Against	Abstain
		☐	☐	☐

In their discretion, the proxies are authorized to vote with respect to approval of the minutes of the last meeting of stockholders, the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the meeting.

Please be sure to sign and date this Proxy in the box below.	Date

Stockholder sign above	Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

The Board of Directors recommends that you vote FOR the Board of Directors’ nominee listed above and FOR Proposal 2. Shares of common stock of the Company will be voted as specified. If no specification is made, shares will be voted for the election of the Board of Directors’ nominee to the Board of Directors and for Proposal 2 and otherwise at the discretion of the proxies.  This proxy may not be voted for any person who is not a nominee of the Board of Directors of the Company. This proxy may be revoked at any time before it is exercised.

The above signed hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders of First Federal Bancshares of Arkansas, Inc. called for April 27, 2005, a Proxy Statement for the Annual Meeting and the 2004 Annual Report to Stockholders.

Please sign exactly as your name(s) appear(s) on this proxy card. Only one signature is required in the case of a joint account. When signing in a representative capacity, please give title.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.